As of – September 30, 2008
Issued – March 15, 2009

Mr. Timothy Connolly, Chief Executive Officer
Interactive Nutrition International, Inc.
109 North Post Oak Lane – Suite 422
Houston, Texas 77024

RE:  Fair  Market  Valuation  of  Interactive  Nutrition  International,  Inc.
(A  Canadian  Corporation)

Updated  Valuation  Letter  –  Supplementing  Prior  Valuations

Gentlemen:

Per our interaction, you have requested the undersigned Economist to determine a Fair Market Value ("FMV") of an organization you advise and maintain an ongoing interest, namely – Interactive Nutrition International, Inc. (“INI”).  This is a Canadian corporation that commenced operations in 1996 in Ottawa, Ontario, Canada and the valuation you seek is of September 30, 2008.  The undersigned previously furnished you a Fair Market Valuation as of December 31, 2005 and December 31, 2006 and thus, please accept this letter as an update to said valuation documents.

The company, Interactive Nutrition International, Inc., is a manufacturer of health and nutrition products and foods (not vitamins).  All of these products, according to their literature are manufactured in their own 40,000 square foot facility in Ottawa, Ontario, Canada.  The facility is a state of the art manufacturing facility that imposes strict quality control measures on every phase of product development, ranging from raw material inspection, purity tests to final inspections.  The company's products in the health and nutrition arena include products for - weight loss, interactive proteins, nutrition bars, interactive performance, meal alternatives and also a low carb series.

Statement  142

As promulgated by the Financial Accounting Standards Board ("FASB") in their enacted Statement of Financial Accounting Standards ("SFAS") 142, goodwill and certain intangibles are no longer subject to amortization, but are subject to periodic impairment reviews.  These reviews are required to test for impairment, both annually and between annual reviews if an event occurs or circumstances change that are likely to reduce the fair value of a reporting unit carrying an asset above its fair value on their Financial Statements.  An indefinite lived intangible asset is required to be tested for impairment while intangible assets that have finite lives will continue to be amortized over their useful lives, as Statement 142 does not impose a limit.  Statement 142 further provides an overall model and methodology to test for and measure impairment that is to be utilized by both public and nonpublic organizations.  The two-step model provides a test for potential impairment and if necessary, a measurement of the impairment.  Further, Statement 142 also provides guidance to test intangible assets not being amortized for impairment, thereby creating what is essentially a lower of cost or fair value determination for these specific assets.

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Page  2.

The  Appropriate  Sector

One of the more important and sometimes difficult tasks of a valuation analyst / economist is to determine the appropriate industrial classification sector of the organization under analysis.  Here, the organization being valued is a manufacturer of health and nutrition products and foods (not vitamins).  Most if not all similar organizations, especially those that are publicly traded and upon which comparative data can be obtained and undertake similar tasks and output as does INI could be considered health and nutritional food conglomerates.  Namely, the sector that produces nutrition and health food output is usually part of a much larger organization that undertakes many other aspects of the healthcare sector, output and products that is NOT in any way or manner produced by INI.  Hence, the selection of similar publicly traded organizations similar to INI creates a small economic dilemma.

In as much as the corporate output of INI has not undergone any fundamental changes in recent periods, the undersigned will use a blend of two different Standard Industrial Classification ("SIC") Codes in the valuation.  These specific industry codes; Numbers 2833 (medicinal chemicals and botanical products) and 2834 (pharmaceutical preparations) should contain all of the companies that produce products similar to those of INI.  However, note is made that many, if not most the of the companies in SIC numbers, the only numbers that are available to be utilized in relation to INI, numbers - 2833 and 2834 also produce many items that are not part of the lines of business of INI, but there is no other classification alternatives know or that can be utilized.  Further note is made of the fact that SIC Codes are partly being replaced by NAICS Codes (North American Industry Classification System) and under this updated system the applied categories for INI are - 325411 and 325412.

Interactive  Nutrition  International,  Inc.  (“INI”)  – Fair  Market  Valuation – September,  2008
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Page  3.

AN  EXCHANGE  RATE  SELECTION

An analyst in seeking to value a company conducting business in one currency, but being valued in another currency interposes an additional step in the overall process.  Not only does the analyst have to select the proper industry and the appropriate sector of the industry and apply the proper ratios, but must select an appropriate currency conversation factor in order for the final output to have meaningful value in the second or "foreign" currency.

In as much as INI is a Canadian Corporation, they utilize and prepare their financial statements in Canadian Dollars.  Even though the Dominion of Canada is the largest trading partner of the United States, on an almost consistent basis, the currency values between the two (2) nations have exhibited a significant amount of variation, as noted on the enclosed chart.  In 2008, between January and September alone, the period of the valuation for INI, as an example, the Canadian Dollar and the United States Dollar traded between $0.9986  -  $1.0582 (Canadian) to $1.00 (United States) or a five (5.0%) percent valuation variation, in a single year, for neighboring nations.

In selecting a currency exchange rate for the valuation herein, the undersigned economist, both relying upon the historical exchange rate level and to present a valuation on a conservative basis, has selected the September, 2008 rate of $1.0582 (Canadian) to $1.00 (United States).  In this manner, the rate selected denotes a weaker United States Dollar, as has been the general trend (a United States dollar purchases fewer Canadian goods) as opposed to a stronger United States Dollar as of the valuation date  (wherein a United States dollar would purchase more Canadian goods).

Before turning to the September, 2008 Fair Market Valuation of the organization – Interactive Nutrition International, Inc., an explanation of the overall market and nature of that market, especially the market since the last valuation, needs to be outlined and the circumstances surrounding that business explored and explained.

Interactive  Nutrition  International,  Inc.  (“INI”)  – Fair  Market  Valuation – September,  2008
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NUTRITIONAL  AND  NATURAL  PRODUCTS  MARKET

Based upon the data mostly from the last valuation report, the total retail natural products market (the “Natural Products Market”) is highly fragmented and totaled approximately $75.4 billion in retail sales in calendar 2006.  The Natural Products Market is comprised of the following submarkets (with estimated calendar 2006 sales indicated): (i) personal care, $6.6 billion, (ii) natural and organic foods, $20.8 billion, (iii) functional foods, $26.7 billion, and (iv) vitamins, minerals and supplements, $21.3 billion.  Historically, the primary focus has been on vitamins, minerals and supplements (the “VMS Market”), but recently the market has increased their effort in other areas within the Natural Products Market.

The total retail Vitamin / Mineral / Supplement Market is also highly fragmented with estimated sales of $21.3 billion in calendar 2005, $20.3 billion in calendar 2004, and $19.8 billion in calendar 2003.  The market reached its present size due to a number of factors, including, (i) interest in healthier lifestyles, living longer and living well, (ii) the publication of research findings supporting the positive health effects of certain nutritional supplements, and (iii) the aging of the “Baby Boom” generation combined with the tendency of consumers to purchase more nutritional supplements and natural foods as they age.  In recent periods, however, various publicly-traded nutritional supplement companies, as well as industry analysts, have announced a firming in sales of natural products with an ongoing softness in sales of nutritional supplements.  This continuing softness may be the result of, among other things, the lack of any recent industry-wide “hit” products, negative press releases regarding certain ingredients and/or companies in the Vitamin / Mineral / Supplement Market and increased market and pricing competition, as well as competition from food and pharmaceutical companies.

Energy / Power  Bars

An energy bar is a dietary supplement often consumed by athletes or other physically active people to maintain their calorific needs in light of their strenuous physical activity.  As the name indicates, they are mainly a source of food energy, primarily complex carbohydrates.  Some bars contain a source of protein (often soy), as well as a selection of vitamins and minerals.  The flavors added to the ingredients often make them resemble baked goods, such as cookies or muffins, to make them more appealing.

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The descriptor "energy" in the context of an energy bar does not suggest a product offering a burst of intense energy followed by a crash, as offered by many energy drinks.  Energy drinks are not intended as a replacement for a full meal, whereas energy bars provide a high enough concentration of carbohydrates to give the body the fuel it needs to continue functioning.  Many energy drinks are offered in "diet" versions with no carbohydrates, as their main mechanism of action is metabolic stimulation through B-complex vitamins and Central nervous system stimulation through caffeine (and in some cases more exotic "uppers" such as the yohimbine in Redline or ephedra in Stacker 2).  The analogy can be made that energy drinks allow the body to burn fuel faster and hotter than ordinarily possible, but once the fuel is burned up, the body effectively "runs out of gas" by crashing.  Energy bars provide a massive amount of fuel for the body but do not induce metabolic stimulation to aid in the processing of that fuel.

Energy bars are being marketed heavily and a multitude of brands are available in supermarkets, drug stores, and health food stores.  They are often promoted as a quick snack, a meal replacement, or a supplement for a workout.  In scientific fields, such as the field of nutrition, the word energy means calories. So if the label says energy bar, it contains calories.  It does not necessarily mean that it will make you feel energetic.

The first energy bars were taffy-like high carbohydrate, low fat bars that contained high-fructose corn syrup and fruit juice concentrates with some added vitamins and minerals.  These bars were intended to be used by marathon runners, to supply the carbohydrate needed during an endurance event.  Then manufacturers began to add oats, nuts, and fruit so that energy bars now resemble granola bars or cookies.

Nutrition

Calories in food come from three main sources: fat, protein, and carbohydrates.  In one gram of fat, there are nine calories; in one gram of protein or carbohydrates, there are four calories.

Carbohydrates are a key ingredient in energy bars.  There are two types of carbohydrates: "simple" carbohydrates, which are digested quickly by the body, and "complex" carbohydrates, which take longer to digest.  However, this term is misleading.  For example, starches, often labeled as complex carbohydrates, are essentially stored glucose and are actually digested more quickly than sucrose and fructose, so-called "simple" carbohydrates.  Any form of digestible carbohydrate will eventually cause a spike in blood sugar.

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Fiber is often added to energy bars to add bulk without calories and slow the absorption of glucose.  It should be noted that insoluble fiber, like that found in whole grain wheat, does not do this.  Many companies have started using it in energy bars to give consumers the feeling of satiety.

Many people over-indulge in carbohydrates, which can cause weight gain.  When too many carbohydrates are eaten, the liver fills up with glycogen and still has glucose entering it.  The liver will then store the excess glucose as fat, for later use.  This is one reason why energy bars work better for athletes and people with active lifestyles.

The nutrient value of energy bars varies widely, with some of them containing generous amounts of carbohydrate and others containing more protein.  High carbohydrate energy bars may contain as much as 45 grams of carbohydrate, while high protein brands may contain 35 grams of protein.  Research has shown that the performance of endurance athletes (such as those who are running, cycling, or cross-country skiing for more than an hour) may be enhanced by a supply of carbohydrate, whether that carbohydrate is from a bagel or an energy bar.  The amount and type of carbohydrate are important, not the source.

Though not the most optimum way to obtain nutrients, the major advantage of energy bars is convenience - getting nutrients in a nicely wrapped, compact bar.  More importantly, if using the bars as a meal replacement, a person may be missing out on many nutrients, fiber, and phytochemicals that are in whole foods, but not in energy bars.  Most 2-ounce energy bars contain 200 to 300 calories - about the same as a candy bar.

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INTERACTIVE  NUTRITION  INTERNATIONAL  –  CORPORATE  FINANCIAL  DATA

In order to determine a Fair Market Valuation update for the period ended September 30, 2008, an analyst needs to look at the overall industry, business sector and general formulation of the organization.  Value depends upon a great many factors, especially, past performance, risk and industry growth rate potential / reward.  In as much as Interactive Nutrition International, Inc. is a highly specialized publicly traded organization, the amount of data both collected and available is limited.  However, an overall review of the organization based upon the financial documentation furnished the undersigned for the period ended September 30, 2008 denotes the following, based upon an exchange rate of $1.0582 (Canadian) to $1.00 (United States), as selected by the undersigned.

Interactive  Nutrition  International,  Inc.

	Gross
Year	Sales	EBITDA

2008	15,775,000	$1,774,400
(Extrapolated)

Note: Above Data is denoted in United States Dollars, having been converted from Canadian Dollars at the exchange rate of $1.0582 (CD) to $1.00 (US) for 2008 AND on an Annualized Yearly Basis, based upon data for the period January 1, 2008 to September 30, 2008.

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OVERALL  SECTOR  /  INDUSTRY  DATA

In addition to the specific data on the overall economics and finances of Interactive Nutrition International, Inc. as outlined above, an analyst should undertake an overall review of the both the healthcare and drug sectors / industry and specific (or as close as possible) publicly traded organizations in the same or very similar sectors to ascertain the general economic fiber of the sector and associated organizations.  The general economic/ financial data on the national business sectors of the United States economy is denoted below for the 2006 Valuation:

Industry  Comparables  – SIC  Codes   2833  and  2834

To value the INI organization, the undersigned will further refine the comparable organizations utilize a blend of two (2) different Standard Industrial Classification ("SIC") Codes.  These specific industry codes; Numbers 2833 (medicinal chemicals and botanical products) and 2834 (pharmaceutical preparations) should contain all of the companies that produce products similar to those of INI.  However, note is made that many, if not most the of the companies in SIC numbers, the only numbers that are available to be utilized in relation to INI, also produce many items that are not part of the lines of business of INI, but there is no other classification alternatives know or that can be utilized.  Further note is made of the fact that SIC Codes are partly being replaced by NAICS Codes (North American Industry Classification System) and under this updated system the applied categories for INI are - 325411 and 325412.

SIC  Codes  2833  and  2834
Industry  Comparables  Transactional  Summary  -  2006

Statistic	Range	Mean	Median

Sale Date	7/1995 – 10/2005	na	na

Net Sales	$0 - $455,128,000	$27,770,008	$5,753,821

Market Value of Invested Capital (MVIC)	$276,066 - $693,000,000	$73,643,228	$24,035,000

EBIT	($201,107,000) - $79,610,000	$(4,555,155)	$(35,619)

Net Income	($182,355,000) - $79,610,000	$(5,791,783)	$(50,187)

Equity Price / Net Sales	0.015 – 147.098	124.770	2.091

Equity Price / Gross Cash Flow	0.045 – 147.098	25.263	7.903

Equity Price / EBT	0.027 – 763.416	79.110	8.639

Equity Price / Net Income	0.045 – 8,940.397	391.645	8.747

Equity Price / Book Value of Equity	0.946 – 884.199	66.894	11.966

Equity Price / Net Sales	0.015 – 3,694.478	124.886	2.091

Equity Price / Gross Profit	0.015 – 3,694.478	101.067	4.109

MVIC / EBIT	0.027 – 591.557	48.275	8.683

MVIC / EBITDA	0.027 – 121.998	21.598	7.077

MVIC / Book Value of Invested Capital	0.064 – 137.363	14.558	6.534

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VALUATION  COMPARISON  TECHNIQUES

Before turning to the direct analysis and valuation of Interactive Nutrition International, Inc., an overall explanation of the general methods used to value businesses, especially small or family owned or controlled organizations needs to be outlined and explored.  They are explained below in succinct form for a reader’s reference.

VALUATION  METHODS  OUTLINE

The purpose of this report is to value the above noted nutritional supplement organization that is presently conducting business (in whole or part) for approximately ten (10) years.  The valuation we are seeking is the Fair Market Value (FMV – Treasury Regulation 20.2031-1(b); Revenue Ruling 59-60, 1959-1 C.B. 237; as modified by Revenue Ruling 65-193; I.R.B. 1965-2, and Revenue Ruling 68-609, I.R.B. 1968-48) concept, as opposed to a liquidation value or a book value.  In order to obtain such a valuation, several methods can be selected including – Comparative Company Method utilizing EBITDA, Excess Earnings Method and the Discounted Cash Flow method which encompasses Capitalization of Earnings.

The  Comparative  Market  Method  Utilizing  EBITDA

The idea behind the comparative market method is that the value of companies, organizations or service entities involving comparative ventures in the same or similar industry provide objective evidence as to values at which investors are willing to buy and sell in a specific industry.

In applying the comparative market valuation approach, the consultant usually computes a value multiple for each comparative method or industry.  The appropriate multiple is then determined and adjusted for the unique aspects of the organization being valued, namely an EBITDA is computed.  The multiple is then applied to the organization being valued to arrive at an estimate of value for either the entire organization and / or the appropriate ownership interest.  A market multiple represents a ratio that expresses the fair market value of an organization as a percentage of annual net revenues (or financial position) as the denominator.  Value multiples can either be computed on a per share basis or a total annual earnings or other measure.  The most well known value multiple is price / earnings whereby a company’s stock price is divided by its earnings per share.  Once a number of comparative organizations and their adjusted financial information has been selected, the last step is to determine and compute the appropriate value multiples.

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In valuing organizations, such as Interactive Nutrition International, Inc., the comparative method, also sometimes known as or referred to as Market Data Comparable Approach, is well known and utilized in the overall business services sector.  The approach requires the analyst to have some first hand information of actual purchases or sales of similar organizations that are involved in or known as “nutritional supplement providers” and evidence that these organizations are comparable in “economic fiber” to the subject organization under analysis.  The database of comparative corporate data should be broad based and contain data involving a good number of organizations, related organizations and affiliated organizations in the healthcare / nutritional services sector, in addition to geographic locations, sizes, average revenues, mark-ups utilized, and a whole host of other economic and financial data.  While a significant amount of this type of information is often confidential in nature, a number of such organizations, that are mostly similar to Interactive Nutrition International, Inc. have available data via public / SEC sources and databases.

Based upon the above, in order to place all of the variable information into a usable number or guideline, a price-annual or revenue multiplier has often been utilized in recent years.  Here, the subject corporation’s revenues are capitalized by the price-revenues multiple and the result is an estimate of the fair market value of the subject organization under analysis.  While this approach can often require limited finance or economics as it analyzes organizations of a similar nature, the accuracy of the final valuation is also based upon general overall data often times referred to as a “rule of thumb” analysis.

This technique for the valuation of a somewhat small nutritional supplement manufacturing / service organization is generally relied upon and has become more customized and tailored to the specific corporation or entity under analysis.  Hence, this method will be utilized herein relying upon updated information for the September, 2008 period..  Such data has been complied by reliable sources, subjected to peer review and made public for comment and analysis and as such is deemed reliable for the valuation of a healthcare business services type organization.

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INTERACTIVE  NUTRITION  INTERNATIONAL,  INC.,  FINANCIAL  VALUATION  OUTLINE

Combining all of the above collected, analyzed and reviewed information into a succinct economic scenario allows to us to denote a valuation for Interactive Nutrition International, Inc. as of September 30, 2008.

In  order  for  a reader  to  denote  the  differences  in  value  from December,  2006  to  September,  2008  both  sets  of data  are  presented  below.

MARKET  VALUE  TO  EBITDA  2006

This is defined as Market Value / EBITDA.  The data on comparables as acquired by the undersigned from Pratt's Stats and included above, denotes that this valuation ratio is approximately seven (7.0) times.  Hence, a company in the nutrition / health foods business is valued at approximately seven (7.0) times its EBITDA.

With an estimated EBITDA for only one full year (2006) at $3,900,000 (CD) or $3,120,000 (US) then INI is worth $21,840,000.

MARKET  VALUE  TO  EBITDA  2008

This is defined as Market Value / EBITDA.  The data on comparables as acquired by the undersigned from Pratt's Stats and included above for 2008, denotes that this valuation ratio is approximately three and one half (3.5) times, having drasticlally declined from the 2006 valuation.  Hence, a company in the nutrition / health foods business is valued at approximately three and one half (3.5) times its EBITDA.

With an estimated EBITDA for only one full year (2008) at $1,877,700 (CD) or $1,774,400 (US) then INI is worth $6,210,000.

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MARKET  VALUE  RECONCILIATION

Combing the above market valuation data and techniques, then the Fair Market Value of Interactive Nutrition International, Inc. (INI), based upon the above researched and utilized techniques that are applicable for an organization such as INI, is worth at an exchange rate of $1.0582 (CD, September, 2008) to $1.00 (US) as of September 30, 2008 -

$6,200,000  (USD)

Six   Million – Two  Hundred  Thousand  United  States  Dollars)

All opinions stated are supplied to a reasonable degree of professional certainty and in accordance with accepted economic standards and principles.  The undersigned hopes this brief overall economic analysis will serve as a guide in your discussions with the appropriate parties.

If you require any additional assistance, please feel free to call upon the undersigned at any time.

Respectfully  submitted,

Dr.  Kenneth  Eugene  Lehrer
Lehrer  Financial  and  Economic  Advisory  Services
KEL:lm
Attachments (Credentials of Dr. Kenneth Eugene Lehrer)

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RECONCILIATION  AND  FINAL  VALUE  ESTIMATES

CORPORATE  VALUATION

Interactive  Nutrition  International,  Inc.

Three (3) separate approaches to value (comparative market approach, discounted net cash flow and excess earnings approach) were potentially utilized in estimating the fair market value (FMV) of Interactive Nutrition International, Inc. which is under analysis.  The following is a brief summary of each method and the value indication provided by the analysis of each.

Fair Market Value
Valuation Approach	($ Dollars)

Comparative Market Approach	$6,200,000

Discounted Net Cash Flow	N/A

Excess Earnings Approach	N/A

Final Reconciled Value September 30, 2008	$6,200,000

SIX   MILLION  TWO  HUNDRED  THOUSAND  DOLLARS
(United  States  Dollars)

The final corporate valuation amount noted above is based upon the valuation methods utilized in this valuation report.  The factors that are brought to bear in determining the final valuation are – quantity and quality of the individual information available, the experience, judgment and education of the appraiser, Dr. Kenneth Eugene Lehrer and the degree of confidence placed on each valuation technique by the appraiser in regard to the specific organization under analysis.

Valuation by:	/s/ Dr. Kenneth Eugene Lehrer
Dr. Kenneth Eugene Lehrer

March 15, 2009

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LEGISTLATIVE   APPENDIX

DIETARY  SUPPLEMENT  HEALTH  AND  EDUCATION  ACT OF  1994

For decades, the Food and Drug Administration regulated dietary supplements as foods, in most circumstances, to ensure that they were safe and wholesome, and that their labeling was truthful and not misleading.  An important facet of ensuring safety was the FDA's evaluation of the safety of all new ingredients, including those used in dietary supplements, under the 1958 Food Additive Amendments to the Federal Food, Drug, and Cosmetic Act (FD&C Act).  However, with passage of the Dietary Supplements Health and Education Act of 1994 (DSHEA), Congress amended the FD&C Act to include several provisions that apply only to dietary supplements and dietary ingredients of dietary supplements.  As a result of these provisions, dietary ingredients used in dietary supplements are no longer subject to the premarket safety evaluations required of other new food ingredients or for new uses of old food ingredients.  They must, however, meet the requirements of other safety provisions.

Signed by President Clinton on October 25, 1994, the DSHEA acknowledges that millions of consumers believe dietary supplements may help to augment daily diets and provide health benefits.  Congress's intent in enacting the DSHEA was to meet the concerns of consumers and manufacturers to help ensure that safe and appropriately labeled products remain available to those who want to use them.  In the findings associated with the DSHEA, Congress stated that there may be a positive relationship between sound dietary practice and good health, and that, although further scientific research is needed, there may be a connection between dietary supplement use, reduced health-care expenses, and disease prevention.

The provisions of DSHEA define dietary supplements and dietary ingredients; establish a new framework for assuring safety; outline guidelines for literature displayed where supplements are sold; provide for use of claims and nutritional support statements; require ingredient and nutrition labeling; and grant FDA the authority to establish good manufacturing practice (GMP) regulations.  The law also requires formation of an executive level Commission on Dietary Supplement Labels and an Office of Dietary Supplements within the National Institutes of Health.

These specific provisions of the DSHEA are synopsized below.

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DEFINITION  OF  DIETARY  SUPPLEMENT

The FDA traditionally considered dietary supplements to be composed only of essential nutrients, such as vitamins, minerals, and proteins.  The Nutrition Labeling and Education Act of 1990 added "herbs, or similar nutritional substances," to the term "dietary supplement."  Through the DSHEA, Congress expanded the meaning of the term "dietary supplements" beyond essential nutrients to include such substances as ginseng, garlic, fish oils, psyllium, enzymes, glandulars, and mixtures of these.

The DSHEA established a formal definition of "dietary supplement" using several criteria.

A dietary supplement:

is a product (other than tobacco) that is intended to supplement the diet that bears or contains one or more of the following dietary ingredients: a vitamin, a mineral, an herb or other botanical, an amino acid, a dietary substance for use by man to supplement the diet by increasing the total daily intake, or a concentrate, metabolite, constituent, extract, or combinations of these ingredients.

is intended for ingestion in pill, capsule, tablet, or liquid form.

is not represented for use as a conventional food or as the sole item of a meal or diet.

is labeled as a "dietary supplement."

includes products such as an approved new drug, certified antibiotic, or licensed biologic that was marketed as a dietary supplement or food before approval, certification, or license (unless the Secretary of Health and Human Services waives this provision).

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SAFETY

The DSHEA amends the adulteration provisions of the FD&C Act. Under DSHEA a dietary supplement is adulterated if it or one of its ingredients presents "a significant or unreasonable risk of illness or injury" when used as directed on the label, or under normal conditions of use (if there are no directions).  A dietary supplement that contains a new dietary ingredient (i.e., an ingredient not marketed for dietary supplement use in the U.S. prior to October 15, 1994) may be adulterated when there is inadequate information to provide reasonable assurance that the ingredient will not present a significant or unreasonable risk of illness or injury.  The Secretary of HHS may also declare that a dietary supplement or dietary ingredient poses an imminent hazard to public health or safety.  However, like any other foods, it is a manufacturer's responsibility to ensure that its products are safe and properly labeled prior to marketing.

LITERATURE

The DSHEA provides that retail outlets may make available "third-party" material s to help inform consumers about any health-related benefits of dietary supplements.  These materials include articles, book chapters, scientific abstracts, or other third-party publications.  These provisions stipulate that the information must not be false or misleading; cannot promote a specific supplement brand; must be displayed with other similar materials to present a balanced view; must be displayed separate from supplements; and may not have other information attached (product promotional literature, for example).

NUTRITIONAL  SUPPORT  STATEMENTS

The DSHEA provides for the use of various types of statements on the label of dietary supplements, although claims may not be made about the use of a dietary supplement to diagnose, prevent, mitigate, treat, or cure a specific disease (unless approved under the new drug provisions of the FD&C Act).  For example, a product may not carry the claim "cures cancer" or "treats arthritis."  Appropriate health claims authorized by FDA--such as the claim linking folic acid and reduce risk of neural tube birth defects and the claim that calcium may reduce the risk of osteoporosis--may be made in supplement labeling if the product qualifies to bear the claim.  Under DSHEA, firms can make statements about classical nutrient deficiency diseases--as long as these statements disclose the prevalence of the disease in the United States.  In addition, manufacturers may describe the supplement's effects on "structure or function" of the body or the "well-being" achieved by consuming the dietary ingredient.  To use these claims, manufacturers must have substantiation that the statements are truthful and not misleading and the product label must bear the statement."  This statement has not been evaluated by the Food and Drug Administration.  This product is not intended to diagnose, treat, cure, or prevent any disease."  Unlike health claims, nutritional support statements need not be approved by FDA before manufacturers market products bearing the statements, however, the agency must be notified no later than 30 days after a product that bears the claim is first marketed.

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INGREDIENT  AND  NUTRITION  INFORMATION  LABELING

Like other foods, dietary supplement products must bear ingredient labeling.  This information must include the name and quantity of each dietary ingredient or, for proprietary blends, the total quantity of all dietary ingredients (excluding inert ingredients) in the blend.  The label must also identify the product as a "dietary supplement" (e.g., "Vitamin C Dietary Supplement").  Labeling of products containing herbal and botanical ingredients must state the part of the plant from which the ingredient is derived.  If a supplement is covered by specifications in an official compendium and is represented as conforming, it is misbranded if it does not conform to those specifications.  Official compendia include the U.S. Pharmacopeia, the Homeopathic Pharmacopeia of the United States, or the National Formulary.  If not covered by a compendium, a dietary supplement must be the product identified on the label and have the strength it is represented as having.

Labels also must provide nutrition labeling.  This labeling must first list dietary ingredients present in "significant amounts" for which FDA has established daily consumption recommendations, followed by dietary ingredients with no daily intake recommendations.  Dietary ingredients that are not present in significant amounts need not be listed.  The nutrition labeling must include the quantity per serving for each dietary ingredient (or proprietary blend) and may include the source of a dietary ingredient (for example, "calcium from calcium gluconate").  If an ingredient is listed in the nutrition labeling, it need not appear in the statement of ingredients.  Nutrition information must precede ingredient statements on the product label.

Interactive  Nutrition  International,  Inc.  (“INI”)  – Fair  Market  Valuation – September,  2008
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Page  18.

NEW  DIETARY  INGREDIENTS

Supplements may contain new dietary ingredients--those not marketed in the United States before October 15, 1994--only if those ingredients have been present in the food supply as an article used for food in a form in which the food has not been chemically altered or there is a history of use, or some other evidence of safety exists that establishes that there is a reasonable expectation of safety when the product is used according to recommended conditions of use.  Supplement manufacturers must notify FDA at least 75 days before marketing products containing new dietary ingredients, providing the agency with the information on which the conclusion that a dietary supplement containing the new dietary ingredient "will reasonably be expected to be safe" was based.  Any interested party, including a manufacturer of a dietary supplement, may petition FDA to issue an order prescribing the conditions of use under which a new dietary ingredient will reasonably be expected to be safe.

GOOD  MANUFACTURING  PRACTICES  (GMPs)

DSHEA grants FDA the authority to establish GMP regulations governing the preparation, packing, and holding of dietary supplements under conditions that ensure their safety.  These regulations are to be modeled after current good manufacturing practice regulations in effect for the rest of the food industry.  FDA intends to work with the supplement industry and other interested persons to develop GMPs and, in doing so, will seek public comment as to their scope.

COMMISSION  ON  DIETARY  SUPPLEMENTS

The DSHEA requires the formation of a Commission to conduct a study and make recommendations on the regulation of label claims and statements for dietary supplements and procedures for the evaluation of the claims.  The members of the Commission will evaluate how best to provide truthful, scientifically valid, and not misleading information to consumers so that they can make informed and appropriate health care choices.  The Commission will be composed of seven members, appointed by the President, with experience in dietary supplements and in the manufacture, regulation, distribution, and use of supplements.  Three members must be qualified by scientific training and experience to evaluate supplements' health benefits, and one of these must be trained in pharmacognosy, medical botany, traditional herbal medicine, or other related sciences.  All Commission members and staff should be unbiased about supplement use and are expected to include on the commission  -  nutritionists, industry representatives, a pharmacognosist, and attorneys.

Interactive  Nutrition  International,  Inc.  (“INI”)  – Fair  Market  Valuation – September,  2008
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Page  19.

OFFICE  OF  DIETARY  SUPPLEMENTS

The HHS Secretary established an office within the National Institutes of Health to explore the potential role of supplements to improve health care in the Unite States.  The office will also promote scientific study of supplements and their value in preventing chronic diseases; collect and compile scientific research, including data from foreign sources and the NIH Office of Alternative Medicine; serve as a scientific adviser to HHS and FDA; and compile a database of scientific research on supplements and individual nutrients.

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